UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2007
IRIDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-27598	77-0210467
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
incorporation)
1212 Terra Bella Avenue
Mountain View, California 94043
(Address of principal executive offices and zip code)
(650) 940-4700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant
(b) Engagement of New Independent Registered Public Accounting Firm
     On October 2, 2007, the Audit Committee of the Board of Directors of Iridex Corporation (the “Company”) approved the appointment of Burr, Pilger & Mayer LLP (“BPM”) as the Company’s registered independent public accounting firm effective immediately.
     During the Company’s two most recent fiscal years ended December 31, 2005 and December 30, 2006 and through October 2, 2007, neither the Company nor anyone acting on behalf of the Company consulted with BPM regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that BPM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IRIDEX CORPORATION

Dated: October 5, 2007	By:	/s/ Barry G. Caldwell

Barry G. Caldwell
President and Chief Executive Officer